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                                                                     Exhibit 8.1

TELVENT GIT, S.A. SIGNIFICANT SUBSIDIARIES

                                                                     COUNTRY OF          PERCENTAGE
NAME OF SUBSIDIARY                                                  ORGANIZATION          OWNERSHIP
------------------                                                  ------------         ----------
Telvent Energia y Medio Ambiente, S.A. ..........................      Spain                100%
Telvent Trafico y Transporte, S.A. ..............................      Spain                100%
Telvent Brasil S.A. .............................................      Brazil               100%
Telvent Mexico S.A. de C.V. .....................................      Mexico               100%
Telvent Canada Ltd. .............................................      Canada               100%
Telvent U.S.A. Inc. .............................................      U.S.A.               100%
Telvent Interactiva, S.A. .......................................      Spain                100%
Telvent Outsourcing, S.A. .......................................      Spain                100%
Telvent Housing, S.A. ...........................................      Spain                100%
Miner & Miner, Consulting Engineers, Inc. .......................      U.S.A.               100%
Almos Systems Pty Ltd. ..........................................     Australia             100%
Almos Systems B.V. ..............................................    Netherlands            100%
